AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2002
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                         CONCURRENT COMPUTER CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                          DELAWARE                      04-2735766
            (State or Other Jurisdiction of          (I.R.S. Employer
           Incorporation or Organization)          Identification No.)

                                 _______________

                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                 _______________

                                STEVEN R. NORTON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         CONCURRENT COMPUTER CORPORATION
                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000

  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                                 _______________

                                   COPIES TO:
                                 ALAN J. PRINCE
                               JOHN D. CAPERS, JR.
                                 KING & SPALDING
                           191 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600
                                 _______________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                 _______________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
TO BE REGISTERED                     REGISTERED       PRICE PER SHARE (1)          OFFERING PRICE (1)       REGISTRATION FEE
---------------------------------  --------------  --------------------------  ---------------------------  ----------------
Common Stock, $0.01 par value
per share . . . . . . . . . . . .  291,461 shares            $6.01                     $1,751,681                 $162
---------------------------------  --------------  --------------------------  ---------------------------  ----------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.
                                 _______________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS-SUBJECT TO COMPLETION, DATED JUNE 7, 2002

                                 _______________

     The information in this prospectus is not complete and may be changed. The selling stockholder may not sell the common stock covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common stock, and it is not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted.

                                 _______________

                         CONCURRENT COMPUTER CORPORATION

                         291,461 SHARES OF COMMON STOCK

     This Prospectus relates to the public offering of 291,461 shares of our common stock that were issued in a private placement to the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of these shares, and we have agreed to bear the expenses incurred in connection with the registration of these shares.

     The prices at which the selling stockholder may sell the shares will be determined by or based on the prevailing market price for the shares or in negotiated transactions. The selling stockholder also may sell the shares to or with the assistance of broker-dealers, who may receive compensation in excess of their customary commissions.

     Our common stock is traded on the Nasdaq National Market under the symbol "CCUR." On June 6, 2002, the last reported sale price of our common stock was $5.70 per share.

                                 _______________

     THE COMMON STOCK OFFERED INVOLVES A HIGH DEGREE OF RISK. SEE "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS" IN THIS PROSPECTUS AND "RISK FACTORS" IN OUR CURRENT REPORT ON FORM 8-K, DATED OCTOBER 22, 2001, WHICH IS INCORPORATED HEREIN BY REFERENCE, FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF COMMON STOCK.

                                 _______________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




              THE DATE OF THIS PROSPECTUS IS _______________, 2002.

                                    BUSINESS

OVERVIEW

     We believe that we are a leading provider of computer systems for both the emerging video-on-demand market through our Xstreme division and real-time applications through our Real-Time division. We provide computer hardware (our video servers) and related software, referred to as our video-on-demand systems, primarily to residential cable television operators. We also provide high-performance computer systems, referred to as our real-time systems, for simulations, data acquisition and industrial process applications. We market our real-time systems to government agencies, government suppliers and commercial markets where the immediate capture and delivery of information is critical. We expect that substantially all of our future revenue growth will come from our Xstreme division, which began commercial sales in 1999.

     Our video-on-demand systems consist of digital video servers and related software that enable cable operators to deliver video-on-demand to their subscribers. In order to provide video-on-demand, the cable operator's system must be upgraded to carry digital, rather than analog signals, and the cable subscriber must have a digital set-top box. We currently provide video-on-demand services to five of the seven largest U.S. cable system operators that have begun to offer video-on-demand services in one or more residential markets. As cable systems expand their video-on-demand product offerings, we believe we are well-positioned to be a provider of choice.

     Initially, we focused our video-on-demand business on the development of systems compatible with Scientific-Atlanta, Inc. digital cable equipment. In October 1999, we acquired Vivid Technology, Inc. and obtained technology compatible with Motorola digital cable equipment. In 2001, we introduced our MediaHawk Model 2000 video-on-demand system, which is compatible with both Scientific-Atlanta and Motorola equipment.

     A real-time system is specially designed to acquire, process, store, and display large amounts of rapidly changing information in real-time with microsecond response as changes occur. We have over 30 years of experience in real-time systems, including specific expertise in systems, applications software, productivity tools, and networking. Our systems provide real-time applications for gaming, simulation, engine test, air traffic control, weather analysis, and mission critical data services such as financial market information. We are currently developing a new real time operating system on the Linux platform to provide our real time customers an alternative to our original, proprietary platform.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling stockholder. All the proceeds will be received by the selling stockholder.

                               SELLING STOCKHOLDER

     We are registering all 291,461 shares covered by this prospectus on behalf of the selling stockholder. We have registered the shares to permit the selling stockholder and its affiliates that receive their shares from the selling stockholder through non-sale related transfers after the date of this prospectus to resell the shares when they deem appropriate.

     We issued 291,461 shares of our common stock directly to Thirdspace Living Limited on March 19, 2002. Under a Share Purchase and Warrant Issuance Agreement, we invested $7,000,000 in C ordinary shares of Thirdspace through a $4,000,000 cash payment and the issuance of approximately $3,000,000 of our common stock, which amounted to 291,461 shares based on a 20-day trailing average computed on March 12, 2002 of approximately $10.293 per share. In connection with the issuance of our common stock, we entered into a Registration Rights Agreement under which we agreed to file a registration statement with the Securities and Exchange Commission on Form S-3 to register the shares issued in the transaction. We also entered into a Strategic Alliance Agreement under which we agreed to jointly develop and market an integrated end-to-end solution to enable broadband telecommunications carriers to provide broadcast television, interactive television, and video-on-demand services to subscribers on digital subscriber line transportation networks.

The following table sets forth the name of the selling stockholder, the number of shares of our common stock owned by the selling stockholder as of June 7, 2002, the number of shares that may be offered under this prospectus, and the number of shares of our common stock owned by the selling stockholder after this offering is completed. We have prepared this table based on information provided to us by the selling stockholder. Other than as described above, the selling stockholder has not had a material relationship with us within the past three years. The number of shares in the column "Number of Shares Being Offered" represent all of the shares that the selling stockholder may offer under this prospectus. We do not know how long the selling stockholder will hold the shares before selling them. The shares offered by this prospectus may be offered from time to time by the selling stockholder. Notwithstanding the foregoing, the selling stockholder has agreed not to sell any of the shares prior to August 1, 2002. After August 1, 2002, the selling stockholder may sell 145,731 of the shares. After December 14, 2002, the selling stockholder may sell an additional 72,865 of the shares and after March 19, 2003, the selling stockholder may sell the remaining 72,865 shares.

                                SHARES BENEFICIALLY
                                      OWNED                           SHARES BENEFICIALLY
                               PRIOR TO OFFERING (1)     NUMBER OF          OWNED
                             ------------------------  SHARES BEING    AFTER OFFERING (3)
NAME OF SELLING STOCKHOLDER    NUMBER       PERCENT     OFFERED (2)    NUMBER    PERCENT
---------------------------  -----------  -----------  ------------  ---------  ---------
Thirdspace Living Limited        291,461            *       291,461          0          *

________________________________
* Represents beneficial ownership of less than one percent of our common stock.

(1) Percentage ownership is based on 61,855,727 shares of our common stock outstanding on June 7, 2002, and is calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2) This registration statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(3) Assumes the sale of all shares offered hereby and no other purchases or sales of our common stock.

                              PLAN OF DISTRIBUTION

     The selling stockholder may sell the shares on the Nasdaq National Market, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholder may sell shares through:

     - a block trade in which a broker-dealer may resell a part of the block, as principal, in order to facilitate the transaction;
     - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
     - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the shares, the selling stockholder may enter into one or more, or a combination of, hedging transactions with financial institutions (the "counterparties"), in which it:

     - enters into transactions involving short sales of the shares by counterparties;
     - sells the shares short itself and redelivers such shares to close out its short positions;
     - enters into option, forward or other types of transactions that require the selling stockholder to deliver the shares to a counterparty, who may resell or transfer the shares under this prospectus; or
     - loan or pledge the shares to a counterparty, who may sell or transfer such shares.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder for their services. A broker-dealer engaged by the selling stockholder may allow other broker-dealers to participate in resales. The selling stockholder and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

     In addition to selling the shares under this prospectus, the selling stockholder may:

     - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act; or
     - transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Any person participating in the distribution of the shares of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any shares of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to shares of our common stock. These restrictions may affect the marketability of shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

     We will file a supplement to this prospectus, to the extent required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker or dealer. Such supplement will disclose:

     - the name of the selling stockholder and of the participating broker-dealer(s);
     -    the number of shares involved;
     -    the price at which such shares were sold;
     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
     -    other facts material to the transaction.

     If underwriters are used in a sale, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of shares will be named in the supplement to this prospectus relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement.

     Upon sale under the registration statement that includes this prospectus, the shares of our common stock registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

     1.   Our Annual Report on Form 10-K for the fiscal year ended June 30,
          2001;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002;

     3. Our Current Reports on Form 8-K, dated October 22, 2001, October 25, 2001, January 29, 2002, March 20, 2002, April 25, 2002 and June 7,
          2002; and

     4. The description of our common stock contained in the Registration Statement on Form 8-A dated January 23, 1986, as amended by our Current Report on Form 8-K, dated October 22, 2001.

     The reports and other documents that we file after the date of this prospectus will update and supersede the information in this prospectus.

     You may request a copy of these filings by writing or telephoning us at:
Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, Georgia 30096, Attn: Assistant Secretary; phone: (678) 258-4000. We will provide this information at no cost to you.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING STOCKHOLDER IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements made or incorporated by reference in this prospectus may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this prospectus, the words "believes," "expects," "estimates" and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation:

     -    availability of video-on-demand content;
     -    delays or cancellations of customer orders;
     -    changes in product demand;
     -    economic conditions;
     -    various inventory risks due to changes in market conditions;
     - uncertainties relating to the development and ownership of intellectual property;
     - uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights;
     -    the pricing and availability of equipment, materials and inventories;
     -    the limited operating history of our video-on-demand segment;
     -    the concentration of our customers;
     -    failure to effectively manage growth;
     -    delays in testing and introductions of new products;
     -    rapid technology changes;
     - demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems;
     -    system errors or failures;
     -    reliance on a limited number of suppliers;
     - uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations;
     -    the highly competitive environment in which we operate; and
     -    the entry of new well-capitalized competitors into our markets.

     Other important risk factors are discussed in our Current Report on Form 8-K, dated October 22, 2001, incorporated herein by reference.

     Our forward looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for us by King & Spalding. Bruce N. Hawthorne, a partner of King & Spalding, is a director of Concurrent.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules as of June 30, 2001 and 2000, and for each of the two years in the period ended June 30, 2001 incorporated in this prospectus and in the registration statement by reference from Concurrent's Current Report on Form 8-K dated June 7, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related schedule of Concurrent for the year ended June 30, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK TO WHICH IT RELATES, OR AN OFFER IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

                                Table Of Contents

                                                                            Page
                                                                            ----

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Selling Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . . 5
Information Incorporated by Reference . . . . . . . . . . . . . . . . . . . . 5
Cautionary Note Regarding Forward-Looking Statements. . . . . . . . . . . . . 6
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


                          Prospectus __________, 2002


                                 291,461 Shares


                              CONCURRENT COMPUTER
                                  CORPORATION


                                  COMMON STOCK

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. The amounts shown are estimates, except for the registration fee.

          Registration Fee. . . . . . .  $     162
          Nasdaq additional listing fee     22,500
          Legal fees and expenses . . .     25,000
          Accounting fees and expenses.     15,000
          Miscellaneous expenses               338
                                         ---------
            TOTAL . . . . . . . . . . .  $  63,000
                                         =========


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article XXIII of our Amended and Restated Bylaws provides for indemnification of our directors, officers, employees and agents for expenses (including attorneys' fees), judgments or fines of any threatened, pending or completed action, suit or proceeding.

     Article 11 of our Restated Certificate of Incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for liability for any of the following: (1) any breach of the duty of loyalty to us and our stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) as provided under Section 174 of the Delaware General Corporation Law (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchase or redemptions); or (4) any transaction from which a director personally derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of Article 11 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of
Article 11 shall not increase the personal liability of any of our directors for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of any of our directors existing hereunder prior to the time of such repeal or modification.

     We maintain director and officer liability insurance policies on behalf of any person who is or was a director or officer of us or our subsidiary companies providing for insurance against any liability incurred by him or her in any such capacity or arising out of his or her status as such. The policies contain various reporting requirements and exclusions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)  EXHIBITS.


  EXHIBIT NO.    DESCRIPTION
---------------  -----------

  4.1            Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-2 (No. 33-62440))

  4.2            Amended and Restated Bylaws of the Registrant (Incorporated by reference to the
                 Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December
                 28, 1996)

  4.3            Form of Common Stock Certificate (Incorporated by reference to the Registrant's
                 Annual Report on Form 10-K for the fiscal year ended June 30, 1992)

  4.4            Rights Agreement dated as of July 31, 1992 between the Registrant and First
                 National Bank of Boston, as rights agent (Incorporated by reference to the
                 Registrant's Current Report on Form 8-K dated August 20, 1992)

  4.5            Registration Rights Agreement, dated March 19, 2002 between the Registrant and
                 Thirdspace Living Limited (Incorporated by reference to the Registrant's Current
                 Report on Form 8-K, dated March 20, 2002)

  4.6            Share Purchase and Warrant Issuance Agreement, dated March 19, 2002 between the
                 Registrant and Thirdspace Living Limited (Incorporated by reference to the
                 Registrant's Current Report on Form 8-K dated March 20, 2002)

  5.1            Opinion of King & Spalding regarding the validity of the securities being registered

  23.1           Consent of KPMG LLP

  23.2           Consent of Deloitte & Touche LLP

  23.3           Consent of King & Spalding (included as part of Exhibit 5.1)

  24             Power of Attorney (included on page II-4)

---------------

ITEM 17.  UNDERTAKINGS.

     (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, Delaware Corporation law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of June, 2002.

                                      CONCURRENT COMPUTER CORPORATION



                                      By:  /s/  Jack A. Bryant
                                           -------------------------------------
                                           Jack A. Bryant
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Jack A. Bryant and Steven R. Norton, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of June, 2002:

      Signature                                  Title
      ---------                                  -----

/s/ Steve G. Nussrallah  Chairman of the Board and Director
-----------------------
Steve G. Nussrallah

/s/ Jack A. Bryant       President, Chief Executive Officer and Director
-----------------------  (Principal Executive Officer)
Jack A. Bryant

/s/ Steven R. Norton     Executive Vice President, Chief Financial Officer and
----------------------- Secretary (Principal Financial and Accounting Officer) Steven R. Norton

/s/ Alex B. Best         Director
-----------------------
Alex B. Best

/s/ Michael A. Brunner   Director
-----------------------
Michael A. Brunner

/s/ Morton G. Handel     Director
-----------------------
Morton G. Handel

/s/ Bruce N. Hawthorne   Director
-----------------------
Bruce N. Hawthorne

/s/ C. Shelton James     Director
-----------------------
C. Shelton James

                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
---------------  -----------

4.1              Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-2 (No. 33-62440))

4.2              Amended and Restated Bylaws of the Registrant (Incorporated by reference to the
                 Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December
                 28, 1996)

4.3              Form of Common Stock Certificate (Incorporated by reference to the Registrant's
                 Annual Report on Form 10-K for the fiscal year ended June 30, 1992)

4.4              Rights Agreement dated as of July 31, 1992 between the Registrant and First
                 National Bank of Boston, as rights agent (Incorporated by reference to the
                 Registrant's Current Report on Form 8-K dated August 20, 1992)

4.5              Registration Rights Agreement, dated March 19, 2002 between the Registrant and
                 Thirdspace Living Limited (Incorporated by reference to the Registrant's Current
                 Report on Form 8-K, dated March 20, 2002)

4.6              Share Purchase and Warrant Issuance Agreement, dated March 19, 2002 between the
                 Registrant and Thirdspace Living Limited (Incorporated by reference to the
                 Registrant's Current Report on Form 8-K dated March 20, 2002)

5.1              Opinion of King & Spalding regarding the validity of the securities being registered

23.1             Consent of KPMG LLP

23.2             Consent of Deloitte & Touche LLP

23.3             Consent of King & Spalding (included as part of Exhibit 5.1)

24               Power of Attorney (included on page II-4)

---------------